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                                                                  Exhibit 99.1


            HARVARD BIOSCIENCE, INC. (TICKER: HBIO, EXCHANGE: NASDAQ)
                           NEWS RELEASE - MAY 1, 2001

              HARVARD BIOSCIENCE, INC. ACQUIRES WARNER INSTRUMENTS

HOLLISTON, Mass., May 1 /PRNewswire/ -- Harvard Bioscience, Inc. (Nasdaq: HBIO) today announced the acquisition of Warner Instruments Corporation, a leader in innovative cell and tissue electro-physiology research products.

Formed in 1988, Warner Instruments designs, manufactures, and markets a wide array of products for cell and tissue electro-physiology research. Located in Hamden Connecticut, Warner Instruments employs 26 people. Burt Warner and Vic Pantani, the company's co-founders, will continue on as President and Director of Engineering to manage the day-to day operations of the business. The acquisition of this complimentary range of innovative, high quality products further strengthens Harvard Bioscience's already comprehensive offering of research tools.

"Through internal development of new products, strategic alliances, licensing of new technology and acquisitions, our goal is to expand the range of products we offer for use in drug discovery, thereby growing revenues 30% to 35% per year," said Chane Graziano, CEO of Harvard Bioscience. "Since we acquired Harvard Bioscience in March of 1996 and implemented this strategy, our compound annual growth rate has been 32%. The acquisition of Warner is consistent with this strategy and we believe it will be immediately accretive."

Harvard Bioscience is a global developer, manufacturer and marketer of innovative, enabling tools in drug discovery research at pharmaceutical and biotechnology companies, universities and government laboratories. HBIO sells approximately 10,000 products to thousands of researchers in over 60 countries though its 1,000 page catalog, and through its distributors, the most notable of which is AP Biotech. HBIO has sales and manufacturing operations in the United States, the United Kingdom, and Germany with sales facilities in France and Canada, and distributors around the world.

This press release contains certain statements that are "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission, including statements regarding Mr. Warner's and Mr. Pantani's future management of Warner's day-to-day operations and Harvard Bioscience's acquisition of Warner being immediately accretive and any inference as to Harvard Bioscience's ability to expand its range of products and any inference as to Harvard Bioscience's ability to grow revenues 30% to 35% per year. Such statements are subject to uncertainties and risks that could cause the actual results, performance or achievements of Harvard Bioscience to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. These uncertainties and risks include the risk that Mr. Warner and Mr. Pantani will elect to terminate their employment with Harvard Bioscience or will otherwise cease to remain with the Harvard Bioscience, the risk that Harvard Bioscience will be


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unable to develop or acquire additional products to expand its product offerings, the risk that Harvard Bioscience will experience unforeseen problems affecting its ability to achieve revenue growth consistent with its goals or projections, uncertainties regarding the financial impact of the Warner acquisition on Harvard Bioscience's results of operations in future periods and particularly regarding whether its impact will be accretive to Harvard Bioscience's earnings, uncertainties regarding the impact of the events disclosed in this release on Harvard Bioscience's operations and its stock price, and other risks detailed in Harvard Bioscience's Securities and Exchange Commission filings.

Press releases and our product catalog can be found on our web site, http://www.harvardbioscience.com.

SOURCE Harvard Bioscience, Inc.

CONTACT: Jim Warren, CFO, jwarren@harvardbioscience.com, David Green, President, dgreen@harvardbioscience.com, or Chane Graziano, CEO, cgraziano@harvardbioscience.com, all of Harvard Bioscience